          AMENDMENT TO AMENDED AND RESTATED ASSET PURCHASE AGREEMENT


          This is the First Amendment, dated as of the 14th day of April 1997, to that Amended and Restated Asset Purchase Agreement (the "Agreement"), dated as of April 26, 1996, as amended and restated as of May 21, 1996, by and among TeleSpectrum Worldwide Inc., a Delaware corporation ("TeleSpectrum"), CRW Financial, Inc., a Delaware corporation ("CRW"), SOMAR, INC., a North Carolina corporation ("SOMAR") and Richard W. Virtue (the "Shareholder").

          Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

                                  BACKGROUND

          Pursuant to the terms of the Agreement, on August 13, 1996, TeleSpectrum acquired the Business and Purchased Assets from SOMAR. Section 2.7 of the Agreement provided, among other things, SOMAR with the opportunity to earn the 1997 Contingent Payment as additional purchase price for the Business and the Purchased Assets. TeleSpectrum and SOMAR have determined that it is in their mutual best interests for TeleSpectrum to have more uniform marketing and operating strategies and, therefore, to restructure the method by which this additional purchase price may be earned and the form in which it is paid. The parties desire to amend the Agreement to provide for the matters contained herein.

                                   AMENDMENT

          NOW, THEREFORE, in consideration of and in reliance on the respective representations, warranties and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Section 2.7 of the Agreement is hereby deleted and replaced in its entirety by the following:

               2.7   Payments.
                     --------

                     (a) In addition to assuming the Assumed Liabilities, the aggregate price to be paid by the Buyer to the Company (the "Purchase Price") for the purchase of the Purchased Assets shall be (i) $50,000,000 and (ii) the grant of a stock warrant (the " Contingent Stock Warrant") described in Section 2.7(b) below. The Buyer shall pay $50,000,000 of the Purchase Price at the Closing by delivery of (i) $25,000,000 by certified or bank check or by wire transfer of immediately available funds pursuant to written instructions provided by the Company to the Buyer and (ii) certificates to the Company or its designee (in such proportion as set forth on Exhibit 2.7) representing such number of shares (the "Shares") of the Buyer's common stock, no par value (the "Buyer Common Stock"), with an aggregate acquisition stock value of $25,000,000 (the "Acquisition Stock Value"). The Acquisition Stock Value has been determined based upon the Private Percentage Interest, as defined in Section 2.8.

                     (b) The Contingent Stock Warrant shall consist of a warrant to purchase in the aggregate up to 1,500,000 shares of the Buyer Common Stock at an exercise price of $12.25 per share, subject to the vesting requirements and other terms and conditions set forth in the Warrant Agreement attached as Exhibit I hereto.

          2. All references to 1996 and 1997 Contingent Payments in the Agreement shall be disregarded for all purposes, including for the purpose of interpreting the Agreement, and SOMAR hereby releases TeleSpectrum from any obligation on account of the 1996 and 1997 Contingent Payments. Accordingly,
Section 21 of the Agreement is hereby deleted in its entirety and shall have no further force or effect.

          3. The Initial Warrant Shares shall be included in the definition of Registrable Securities for purposes of Section 20.3 of the Agreement and entitled to the benefits of such Section. The Additional Warrant Shares shall not be included in the definition of Registrable Securities for such purposes.

          4. Except as provided herein, the terms and provisions of the Agreement shall remain in full force and effect as originally set forth.

          5. This Amendment shall be effective, and shall be binding on the parties to the Agreement when executed by the parties. This Amendment may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. The hand written letter dated December 13, 1996 between the Buyer and SOMAR shall be deemed to have been terminated as of December 13, 1996 and shall have no force or effect on any party thereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 14th day of April, 1997.


                                 TELESPECTRUM WORLDWIDE INC.


                                 By: /s/ J. Brian O'Neill
                                    -------------------------------------------
                                    J. Brian O'Neill, Chief Executive Officer


                                 CRW FINANCIAL, INC.


                                 By: /s/ J. Brian O'Neill
                                    -------------------------------------------
                                    J. Brian O'Neill, Chief Executive Officer



                                 SOMAR, INC.


                                 By: /s/ Richard W. Virtue
                                    -------------------------------------------
                                    Richard W. Virtue
                                    Chairman

                                     /s/ Richard W. Virtue
                                    -------------------------------------------
                                    Richard W. Virtue

                                       3